EXHIBIT 99.1
Yext, Inc. Announces First Quarter Fiscal 2021 Results

–First Quarter Revenue Increased 24% Year-over-Year to $85.4 Million
–Customer Count Increased 36% Year-over-Year to Nearly 2,100
–Structured Facts in the Yext Knowledge Graph Increased 43% to Over 295 Million
–Issues Guidance for Second Quarter Fiscal 2021
–Cash and Cash Equivalents of $249 Million as of April 30, 2020
–Announced Global Technology Strategic Relationship with Adobe

NEW YORK, June 4, 2020 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the Search Experience Cloud company, today announced its results for the three months ended April 30, 2020, or the Company's first quarter of fiscal 2021.
“We have seen the rise of questions on the internet accelerate the digital transformation of every business, particularly in the last couple of months,” said Howard Lerman, Founder and Chief Executive Officer of Yext. “Our platform is mission-critical to providing accurate and timely official answers to urgent questions. Given the large TAM opportunity and strong demand for our Yext Answers product, we are continuing to position Yext as The Official Answers Company. We have transitioned to a ‘Lead with Answers’ sales motion, and our 90-Day Yext Answers Free Trial will allow any company to quickly see ROI and how important site search is to their customers’ digital experiences."
Last week, Yext announced it is the first search technology partner to join the Adobe Exchange program at the premier level, the top tier of Adobe’s technology partner program. “We’re thrilled to work more closely with Adobe, the behemoth in the digital experience space, to extend Yext’s Search Experience Cloud to an even wider pool of marketers,” said Lerman. “Now, every Adobe rep in the world can refer Yext Answers to their customers, and Yext can show customers how Answers will deliver lower support costs, higher revenue conversion, and deep customer insights on their websites.”
First Quarter Fiscal 2021 Highlights:
•Revenue of $85.4 million, a 24% increase compared to the $68.7 million reported in the first quarter fiscal 2020.
•Gross Profit of $64.2 million, a 23% increase compared to the $52.2 million reported in the first quarter fiscal 2020. Gross margin of 75.2% compared to 76.0% reported in first quarter fiscal 2020.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $29.2 million compared to the net loss of $19.0 million in the first quarter fiscal 2020. The increased net loss was driven primarily by higher operating expenses, due to an overall increase in employee-related costs, as well as an increase in lease expenses, primarily as a result of our new lease arrangement for our corporate headquarters in New York, NY which commenced in May 2019.
•Non-GAAP net loss of $11.9 million compared to the non-GAAP net loss of $5.7 million in the first quarter fiscal 2020. The increase in non-GAAP net loss was primarily attributable to the higher operating expenses as described above.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.25 in the first quarter fiscal 2021 compared to net loss per share of $0.18 in the first quarter fiscal 2020.
•Non-GAAP net loss per share of $0.10 in the first quarter fiscal 2021 compared to non-GAAP net loss per share of $0.05 in the first quarter fiscal 2020.
•Net loss per share and non-GAAP net loss per share were based on 116.6 million and 106.5 million weighted-average basic shares outstanding for the first quarter fiscal 2021 and fiscal 2020, respectively.

•Balance Sheet: Cash and cash equivalents of $248.8 million as of April 30, 2020. Unearned revenue of $152.6 million as of April 30, 2020, a 22% increase compared to $125.4 million as of April 30, 2019.
•Remaining Performance Obligations ("RPO"): RPO of $293.8 million as of April 30, 2020. RPO expected to be recognized over the next 24 months of $277.8 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash used in operating activities was $0.7 million for the first quarter fiscal 2021 compared to net cash provided by operating activities of $0.8 million for the same period of fiscal 2020.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Announced global technology partnership with Adobe. Yext is joining the Adobe Exchange program at the premier level, the top tier of Adobe’s technology partner program. Adobe content management system clients can choose to upgrade their search experience with Yext’s innovative site search product, Answers.
•Offered our new site search product, Yext Answers, for a 90-day free trial.
•Launched No Wrong Answers integrated marketing campaign to help more organizations across industries transform their websites with Yext Answers and provide consumers with official answers.
•Announced collaborations with the States of New Jersey and Alabama to launch a comprehensive information hub, powered by Yext Answers, that centralizes accurate information and updates about the COVID-19 pandemic.
•Announced collaboration with the United States Department of State on an official COVID-19 travel alert and advisory information hub, powered by Yext Answers.
•Announced collaboration with the World Health Organization (WHO) to integrate Yext Answers on its COVID-19 webpage.
•Customer count, which excludes our small business and third-party reseller customers, increased 36% year-over-year to nearly 2,100.
•Executed a new credit agreement which provides a revolving loan facility of up to $50.0 million.
•Appointed Seth Waugh, CEO of the PGA of America, to its Board of Directors, effective March 3, 2020.

Financial Outlook:
Yext is also providing the following guidance for its second fiscal quarter ending July 31, 2020.
•Second Quarter Fiscal 2021 Outlook:
•Revenue is projected to be in the range of $84 million to $86 million.
•Non-GAAP net loss per share is projected to be $0.13 to $0.11 which assumes 118.5 million weighted-average basic shares outstanding.
With the uncertainty surrounding the ongoing impact of the COVID-19 pandemic, we are withdrawing our previously issued full year fiscal 2021 guidance.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 6370206.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10143690, until midnight (ET) June 11, 2020.

About Yext
The ultimate source for official answers about a business online should be the business itself. However, when consumers ask questions on company websites, too often they are left in the dark with wrong answers. Yext (NYSE: YEXT), the Search Experience Cloud, solves this problem by organizing a business's facts so it can provide official answers to consumer questions — wherever people search. Starting with the company website, then extending across search engines and voice assistants, businesses around the world, like Taco Bell, Marriott, and Jaguar Land Rover—as well as organizations like the U.S. State Department—trust Yext to radically improve the search experience on their websites and across the entire search ecosystem.
Yext’s mission is to help businesses and organizations around the world deliver official answers everywhere people search. Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin, Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo, and the Washington, D.C. area—and work-from-home offices all around the world.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our second quarter fiscal 2021 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew existing customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to maintain and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; changes to our real estate strategy, in particular the timing of our exit of our existing global headquarters in New York, New York and the timing and size of our capital expenditures related to new facilities; weakened global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
Investor Relations:
Yuka Broderick
IR@yext.com

Public Relations:
Amanda Kontor
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$248,796	$256,076
Accounts receivable, net of allowances of $1,741 and $995, respectively	47,308	80,583
Prepaid expenses and other current assets	17,202	12,730
Costs to obtain revenue contracts, current	28,143	28,423
Total current assets	341,449	377,812
Restricted cash	—	12,100
Property and equipment, net	49,033	26,200
Operating lease right-of-use assets	114,101	111,973
Costs to obtain revenue contracts, non-current	22,694	26,051
Goodwill	4,494	4,534
Intangible assets, net	1,148	1,343
Other long term assets	3,871	3,607
Total assets	$536,790	$563,620
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$55,799	$59,482
Unearned revenue, current	152,565	176,806
Operating lease liabilities, current	8,796	8,640
Total current liabilities	217,160	244,928
Operating lease liabilities, non-current	123,109	115,187
Other long term liabilities	2,610	2,293
Total liabilities	342,879	362,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2020 and January 31, 2020; zero shares issued and outstanding at April 30, 2020 and January 31, 2020	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2020 and January 31, 2020; 124,029,508 and 122,335,709 shares issued at April 30, 2020 and January 31, 2020, respectively; 117,524,174 and 115,830,375 shares outstanding at April 30, 2020 and January 31, 2020, respectively	124	122
Additional paid-in capital	659,262	636,008
Accumulated other comprehensive loss	(1,693)	(360)
Accumulated deficit	(451,877)	(422,653)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	193,911	201,212
Total liabilities and stockholders’ equity	$536,790	$563,620

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2020	2019
Revenue	$85,351	$68,708
Cost of revenue	21,184	16,473
Gross profit	64,167	52,235
Operating expenses:
Sales and marketing	58,520	46,398
Research and development	14,378	9,906
General and administrative	20,458	15,191
Total operating expenses	93,356	71,495
Loss from operations	(29,189)	(19,260)
Interest income	468	906
Interest expense	(137)	(53)
Other expense, net	(84)	(206)
Loss from operations before income taxes	(28,942)	(18,613)
(Provision for) benefit from income taxes	(282)	(346)
Net loss	$(29,224)	$(18,959)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.18)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	116,606,835	106,453,558

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(1,333)	$314
Unrealized gain on marketable securities, net	—	35
Total comprehensive loss	$(30,557)	$(18,610)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended April 30,
	2020	2019
Operating activities:
Net loss	$(29,224)	$(18,959)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,045	1,941
Bad debt expense	759	40
Stock-based compensation expense	17,372	13,216
Amortization of operating lease right-of-use assets	3,457	1,578
Other, net	190	(32)
Changes in operating assets and liabilities:
Accounts receivable	32,395	22,195
Prepaid expenses and other current assets	(5,064)	60
Costs to obtain revenue contracts	3,465	(365)
Other long term assets	(479)	(1,913)
Accounts payable, accrued expenses and other current liabilities	(4,650)	(6,338)
Unearned revenue	(24,161)	(9,708)
Operating lease liabilities	2,679	(1,242)
Other long term liabilities	559	346
Net cash (used in) provided by operating activities	(657)	819
Investing activities:
Maturities of marketable securities	—	24,697
Capital expenditures	(21,275)	(831)
Net cash (used in) provided by investing activities	(21,275)	23,866
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	—	147,000
Payments of common stock deferred offering issuance costs	—	(208)
Proceeds from exercise of stock options	1,879	5,000
Payments of deferred financing costs	(394)	(163)
Proceeds, net from employee stock purchase plan withholdings	1,483	1,868
Net cash provided by financing activities	2,968	153,497
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(416)	(174)
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,380)	178,008
Cash, cash equivalents and restricted cash at beginning of period	268,176	91,755
Cash, cash equivalents and restricted cash at end of period	$248,796	$269,763
Supplemental reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheets:

(in thousands)	April 30, 2020	April 30, 2019
Cash and cash equivalents	$248,796	$257,663
Restricted cash	—	12,100
Total cash, cash equivalents and restricted cash	$248,796	$269,763

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30, 2020
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$21,184	$(1,233)	$19,951
Gross profit	$64,167	$1,233	$65,400
Sales and marketing	$58,520	$(7,781)	$50,739
Research and development	$14,378	$(3,943)	$10,435
General and administrative	$20,458	$(4,415)	$16,043
Loss from operations	$(29,189)	$17,372	$(11,817)
Net loss	$(29,224)	$17,372	$(11,852)
Net loss margin	(34.2)%	20.3%	(13.9)%

	Three months ended April 30, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$16,473	$(818)	$15,655
Gross profit	$52,235	$818	$53,053
Sales and marketing	$46,398	$(6,840)	$39,558
Research and development	$9,906	$(2,572)	$7,334
General and administrative	$15,191	$(2,986)	$12,205
Loss from operations	$(19,260)	$13,216	$(6,044)
Net loss	$(18,959)	$13,216	$(5,743)
Net loss margin	(27.6)%	19.2%	(8.4)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2020	2019
Net loss	$(29,224)	$(18,959)
Stock-based compensation expense	17,372	13,216
Non-GAAP net loss	$(11,852)	$(5,743)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.18)

Stock-based compensation expense per share	0.15	0.13
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.05)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	116,606,835	106,453,558